Exhibit 99.1

United States Oil Fund, LP
Monthly Account Statement
For the Month Ended April 30, 2008

Statement of Income (Loss)
Income
Realized Trading Gain (Loss)	$64,332,160
Unrealized Gain (Loss) on Market Value of Futures	13,890,660
Interest Income	815,140
ETF Transaction Fees	27,000
Total Income (Loss)	$79,064,960

Expenses
Investment Advisory Fee	$259,395
K-1 Tax Expense	183,665
Brokerage Commissions	73,091
Prepaid Audit Fees	42,500
SEC & FINRA Registration Fees	41,276
NYMEX License Fee	19,237
Non-interested Directors' Fees and Expenses	11,855
Audit Fees	10,980
Legal Fees	7,935
Total Expenses	$649,934
Net Gain (Loss)	$78,415,026

Statement of Changes in Net Asset Value
Net Asset Value Beginning of Period 4/1/08	$723,830,746
Additions (5,900,000 Units)	533,745,195
Withdrawals (9,700,000 Units)	(869,831,107)
Net Gain (Loss)	78,415,026

Net Asset Value End of Period	$466,159,860
Net Asset Value Per Unit (5,100,000 Units)	$91.40

To the Limited Partners of United States Oil Fund, LP:

Pursuant to Section 4.22(h) of the Commodities Exchange Act, the undersigned represents that, to the best of his knowledge and belief, the information contained in the Account Statement for the month ended April 30, 2008 is accurate and complete.

/s/ Nicholas D. Gerber

Nicholas D. Gerber
President and Chief Executive Officer
Victoria Bay Asset Management, LLC, General Partner of United States Oil Fund, LP

Victoria Bay Asset Management, LLC
1320 Harbor Bay Parkway
Suite 145
Alameda, CA 94502